EXHIBIT 99.1

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Commentary for the Week Ended January 23, 2009

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
1/23/2009

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.18%	-0.18%	-0.18%
Class B Units	-0.19%	-0.23%	-0.23%

S&P 500 Total Return Index**	-2.11%	-7.77%	-7.77%
Lehman Long Government Index**	-4.57%	-6.20%	-6.20%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Fixed Income
•	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
o
Long positions in the fixed income sector were the primary drivers behind Grant Park’s performance this past week.  The majority of the portfolio’s setbacks were caused by declining U.S. Treasury markets moving against positions.  Speculation that the new administration would have to increase debt supply as a means to help the ailing U.S. economy drove Treasury prices sharply downwards.

o
Comments made by the recently appointed Treasury Secretary, Timothy Geithner, also had an impact on the fixed income markets. During one of his confirmation hearings last week, Mr. Geithner stated that the Obama administration believed that the Chinese government has been manipulating the value of its currency.  Believing that the comments may result in decreased Chinese appetite for U.S. Treasuries, which would have an adverse effect on prices, many speculators liquidated fixed income positions pushing markets lower.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.
HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Fixed Income (continued)

o
Positions in the European markets also added to setbacks.  Comments made by prominent members of the ECB stating that future interest rate cuts may be less frequent and less substantial caused mass liquidations in the fixed income markets putting pressure on prices.

Equity Indices
•	Grant Park’s positions in the equity indices markets are predominantly short.
o
Grant Park’s short positions in the equity indices markets benefited from declining share prices this past week.  An abundance of gloomy economic data drove international equity markets sharply lower.  Poor GDP growth data from the UK, South Korea, and China and dismal earnings reports from a number of U.S. and European firms all weighed heavily on the equity markets.

o
Among the best performers this past week were short positions in the Japanese Nikkei 225 Index.  A poor economic growth forecast from the Bank of Japan last week prompted a drop in excess of 5% for the nation’s key benchmark index.  Also, speculators drove down the Nikkei due to fears that a stronger yen would decrease the demand for Japanese exports.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.
HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.